UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2016

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2016, Westlake Chemical Corporation (“Westlake”) and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”), by and among Westlake, the other borrowers and guarantors referred to therein, the lenders from time to time party thereto (collectively, the “Lenders”), the issuing banks party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent. Under the Credit Agreement, the Lenders have committed to provide an unsecured revolving credit facility in an aggregate principal amount of up to $1 billion. The Credit Agreement replaces Westlake’s existing $400 million senior secured third amended and restated credit facility, dated as of July 17, 2014 (the “Existing ABL Credit Agreement”), by and among Westlake, the financial institutions party thereto, as lenders, Bank of America, N.A., as agent, and Westlake Chemical Corporation and certain of its subsidiaries, as borrowers. The Credit Agreement became effective in accordance with its terms on August 23, 2016, and the Existing ABL Credit Agreement was terminated on August 23, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Any borrowings under the Credit Agreement will bear interest, at Westlake’s option, at either (a) LIBOR plus a spread ranging from 1.00% to 1.75% that will vary depending on the credit rating of Westlake or (b) ABR plus a spread ranging from 0.00% to 0.75% that will vary depending on the credit rating of Westlake. The Credit Agreement also requires an undrawn commitment fee ranging from 0.10% to 0.25% that will vary depending on the credit rating of Westlake. The Credit Agreement will mature on August 23, 2021.

The Credit Agreement includes a $150 million sub-limit for letters of credit, and any outstanding letters of credit will be deducted from availability under the facility. The Credit Agreement also provides for a discretionary $50 million commitment for swingline loans to be provided on a same-day basis. Westlake may also increase the size of the facility, in increments of at least $25 million, up to a maximum of $500 million, subject to certain conditions and if certain Lenders agree to commit to such an increase.

The obligations of Westlake under the Credit Agreement are guaranteed by current and future material domestic subsidiaries of Westlake, subject to customary exceptions. The Credit Agreement contains customary affirmative and negative covenants, including a quarterly total leverage ratio financial maintenance covenant. The Credit Agreement also contains customary events of default and if and for so long as an event of default has occurred and is continuing, any amounts outstanding under the Credit Agreement will accrue interest at an increased rate, the Lenders can terminate their commitments thereunder and payments of any outstanding amounts could be accelerated by the Lenders.

The Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 regarding the termination of the Existing ABL Credit Agreement is incorporated herein by reference. Westlake did not incur any costs or penalties with respect to the termination of the Existing ABL Credit Agreement. For more information regarding the terms and conditions of the Existing ABL Credit Agreement, please see Westlake’s Current Report on Form 8-K filed on July 17, 2014, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the termination of the Existing ABL Credit Agreement, Westlake Chemical OpCo LP (“OpCo”), North American Pipe Corporation, Westech Building Products, Inc., Westlake Development Corporation and Westlake NG IV LLC (collectively, the “Released Subsidiaries”) were unconditionally released or discharged as guarantors of Westlake’s securities that were previously issued pursuant to each of the second supplemental indenture dated as of November 1, 2007, third supplemental indenture dated as of July 2, 2010, fourth supplemental indenture dated as of December 2, 2010, fifth supplemental indenture dated as of December 2, 2010 and sixth supplemental indenture dated as of July 17, 2012 (each as amended, supplemented or modified from time to time), each among Westlake, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association, the “Trustee”), each of which supplements that certain Indenture dated as of January 1, 2006 (as amended, supplemented or modified from time to time, the “Base Indenture”), among Westlake, the subsidiary guarantors party thereto and the Trustee. OpCo was also unconditionally released or discharged as a guarantor of Westlake’s securities issued pursuant to that certain eighth supplemental indenture dated as of August 10, 2016, among Westlake, the subsidiary guarantors party thereto and the Trustee, which supplements the Base Indenture. As a result, each of the Credit Agreement and each series of Westlake senior notes issued under the Base Indenture will benefit from guarantees by the same subsidiary guarantors.

In addition, the new notes that Westlake expects to issue in connection with the exchange offers pursuant to which Westlake will offer to issue new senior notes in exchange for Axiall Corporation’s and Eagle Spinco Inc.’s existing notes are expected to be guaranteed by the same subsidiary guarantors as the Credit Agreement and will not be guaranteed by the Released Subsidiaries. For more information regarding the exchange offer, please see Westlake’s Current Reports on Form 8-K filed on August 8, 2016 and August 22, 2016, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Credit Agreement dated as of August 23, 2016, by and among Westlake Chemical Corporation, the other borrowers and guarantors referred to therein, the lenders from time to time party thereto, the issuing banks party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent, relating to a $1 billion senior unsecured revolving credit facility.

99.1	Press Release of Westlake, dated August 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: August 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of August 23, 2016, by and among Westlake Chemical Corporation, the other borrowers and guarantors referred to therein, the lenders from time to time party thereto, the issuing banks party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent, relating to a $1 billion senior unsecured revolving credit facility.

99.1	Press Release of Westlake, dated August 24, 2016.